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                                                                     EXHIBIT 2.2

                                 April 4, 2003


Furniture Acquisition Corp.
c/o Wafra Partners, L.P.
345 Park Avenue, 41st Floor
New York, New York  10154

                                Re: Closing Date

Dear Sirs:

        Reference is made to the Stock Purchase Agreement between The Rowe Companies, The Mitchell Gold Co. and Furniture Acquisition Corp. dated as of April 3, 2003 (the "Agreement"). Notwithstanding anything contained in the Agreement, the closing date of the transaction referred to in the Agreement shall be April 2, 2003.

        If you are in agreement with the foregoing, please indicate such agreement by signing this letter, whereupon this letter will constitute our agreement with respect to the subject matter hereof.

                                              Sincerely yours,

                                              FURNITURE ACQUISITION CORP.


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                                              By:
                                              Title:

Agreed and accepted, as of the date first written above:

THE ROWE COMPANIES


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By:
Title:

THE MITCHELL GOLD CO.


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By:
Title: